UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2016

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Property Management Corporation of America

(Exact name of registrant as specified in its charter)

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Delaware	333-196503	46-4600326
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4174 Old Stockyard Road,
Suite F, Marshall, VA 20115

(Address of Principal Executive Offices) (Zip Code)

(540) 364-8131

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01       Changes in Registrant’s Certifying Accountant

On April 30, 2016, Property Management Corporation of America (the “Company”) was formerly advised by Li & Company, the Company’s independent registered public accounting firm, that they were declining to stand for re-appointment for the year ending February 29, 2016 and would not be preforming the annual audit for the period then ended.

The reports of Li & Company on the Company’s consolidated financial statements as of and for the year ended February 28, 2015 and for the period from January 23, 2014 (inception) to February 28, 2014 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph as to a going concern.

During the years ended February 28, 2016 and 2015, and through April 30, 2016, there were no (a) disagreements with Li & Company on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to Li & Company’s satisfaction, would have caused Li & Company to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided Li & Company with a copy of the disclosures it is making in this Current Report on Form 8K and requested from Li & Company a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of Li & Company’s letter dated May 12, 2016 is attached as Exhibit 16.1.

Contemporaneously, the Company engaged Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the year ended February 29, 2016, to be effective May 1, 2016.

During the years ended February 28, 2016 and 2015, and through April 30, 2016, the Company did not consult with Weinberg & Company, P.A. regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01       Financial Statements and Exhibits

Exhibit

16.1	Letter of Li & Company dated May 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Commission Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Property Management Corporation of America

By:	/s/ Michael T. Brigante
Michael T. Brigante President

May 12, 2016